UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2026

OS THERAPIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-42195	82-5118368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Pullman Crossing Road, Suite 103 Grasonville, Maryland	21638
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 297-7793

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	OSTX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

OS Therapies Incorporated

September 29, 2026

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 29, 2026, the Board of Directors of OS Therapies Incorporated (the “Company”) appointed Francis (Frank) Knuettel II to serve as Chief Financial Officer of the Company and Kerry Clem to serve as Chief Commercial Officer of the Company. In connection with Mr. Knuettel’s appointment, Christopher P. Acevedo ceased serving as Chief Financial Officer of the Company and will continue to provide services to the Company in a consulting capacity.

Frank Knuettel II, CFO

Frank Knuettel II, 60, brings more than three decades of executive leadership experience with early-stage public companies in the technology and life sciences sectors. From June 2022 through July 2025, Mr. Knuettel served as Chief Financial Officer of Channel Therapeutics Corporation (formerly NYSE American: CHRO), a developer of non-opioid pain therapeutics, and, beginning in July 2023, also served as Chief Executive Officer. Following Channel’s merger with LNHC, Inc. and the subsequent change of Channel’s name to Pelthos Therapeutics Inc. (NYSE American: PTHS) in July 2025, Mr. Knuettel served as Chief Financial Officer of Pelthos, a biopharmaceutical company focused on commercializing innovative, safe and efficacious therapeutic products to address unmet treatment needs, until April 2026. Prior to that, from December 2020 to March 2022, he served as Chief Executive Officer of Unrivaled Brands, Inc. (formerly OTCQX: UNRV), a California-based operator of cannabis assets. Mr. Knuettel also serves as a director of Endovia Health Sciences, Inc. (NYSE American: EDVA), a cannabinoid health sciences company, and Beeline Holdings, Inc. (Nasdaq: BLNE), a technology-driven mortgage lender and home equity platform. Over the course of his career, he has helped raise more than $500 million through equity and debt financings in the United States and Canada. In addition, he has managed more than 15 mergers and acquisitions as both a buyer and seller and has handled large-scale licensing transactions with Fortune 50 companies. Mr. Knuettel received a B.A. in Economics from Tufts University and an M.B.A. in Finance and Entrepreneurial Management from The Wharton School at the University of Pennsylvania.

In connection with Mr. Knuettel’s appointment as Chief Financial Officer, the Company entered into an employment agreement with Mr. Knuettel setting forth the terms of his employment and initial compensation. Mr. Knuettel’s employment agreement has an initial term of three years commencing September 29, 2026. If the Company elects not to extend the employment agreement, it must give at least 180 days’ prior written notice, and the term will be extended as necessary so that it ends no earlier than 180 days after notice. Pursuant to his employment agreement, Mr. Knuettel will receive a base salary of $300,000 per year, which will increase to $360,000 following a material transaction occurring at any time after the date that is 30 days following the effective date of his employment. A material transaction includes the sale of a priority review voucher, a financing or series of financings totaling more than $10 million, a royalty financing, the licensing by the Company of any of its programs resulting in cumulative payments in excess of $10 million, or any similar event in scope and magnitude.

Subject to approval by the Company’s board of directors and the terms of the applicable award agreements, Mr. Knuettel will also receive the following equity awards under the Company’s Amended and Restated 2023 Incentive Compensation Plan:

●	Initial Grant. Options to purchase 750,000 shares of the Company’s common stock and 250,000 restricted stock units (“RSUs”). 20% of each award will vest upon grant, with the remaining 80% vesting in 12 equal installments on the last day of each calendar quarter, subject to Mr. Knuettel’s continued employment with the Company on each applicable vesting date.

●	Performance Grants.

(a).	Options to purchase 150,000 shares of the Company’s common stock and 50,000 RSUs upon the completion by the Company of a capital raise in excess of $10 million.

(b).	Options to purchase 75,000 shares of the Company’s common stock and 25,000 RSUs upon each of the following events:

1.	the execution of one or more out-license agreements with respect to any of the Company’s intellectual property resulting in cumulative gross proceeds to the Company in excess of $10 million;

2.	the sale by the Company of any priority review voucher for consideration in excess of $100 million;

3.	the entry into a royalty transaction pursuant to which the Company sells a royalty in return for an infusion of capital, with cumulative proceeds to the Company in excess of $10 million; and

4.	the research initiation by an analyst at a mid-tier investment bank.

Mr. Knuettel’s employment agreement also provides him with certain severance benefits. If, prior to the third anniversary of his employment commencement date, the Company terminates Mr. Knuettel’s employment other than for Cause (as defined in the employment agreement), or Mr. Knuettel terminates his employment for Good Reason (as defined in the employment agreement), the Company will (i) continue to pay his base salary for 180 days following termination, (ii) accelerate the vesting of his outstanding stock options and other equity awards such that the number of vested awards equals the number that would have vested had he remained employed through the 180-day severance period, and (iii) if he timely elects COBRA continuation coverage, pay or reimburse him for an amount equal to the Company’s share of the health insurance premiums based on his level of coverage immediately prior to termination. Receipt of the severance benefits is conditioned upon Mr. Knuettel’s execution, and non-revocation within 60 days following termination, of a separation and release of claims agreement and his continued compliance with his post-employment obligations, including those under his confidentiality and non-competition agreement.

Kerry Clem, CCO

Kerry Clem, 57, has extensive experience in commercial leadership and product launches in the biotechnology and specialty therapeutics sectors. Since May 2026, Mr. Clem has served as a managing director of WLH Consulting, Inc., a specialized consulting firm serving biopharma and life sciences organizations. From August 2024 to July 2025, Mr. Clem served as Chief Commercial Officer of Solaxa Inc., a clinical-stage biopharmaceutical company developing therapies for neurodegenerative diseases and nerve damage, and from August 2025 to May 2026, also served as its Chief Executive Officer. Prior to joining Solaxa, Mr. Clem served as Chief Commercial Officer of Acorda Therapeutics, Inc. (formerly Nasdaq: ACOR), a biopharmaceutical company developing therapies for neurological disorders, from September 2021 to August 2024, and held several senior positions at Acorda since January 2011. Mr. Clem has more than 25 years of sales and marketing experience in neurology, oncology, movement disorders, cardiology and pain. Over the course of his career, he has been involved in building commercial organizations and launching multiple products. Mr. Clem holds a B.S. degree from Florida State University.

In connection with Mr. Clem’s appointment as Chief Commercial Officer, the Company entered into an employment agreement with Mr. Clem setting forth the terms of his employment and initial compensation. Mr. Clem’s employment agreement has an initial term of three years commencing September 29, 2026. If the Company elects not to extend the employment agreement, it must give at least 180 days’ prior written notice, and the term will be extended as necessary so that it ends no earlier than 180 days after notice. Pursuant to his employment agreement, Mr. Clem will receive a base salary of $300,000 per year.

Subject to approval by the Company’s board of directors and the terms of the applicable award agreements, Mr. Clem will also receive options to purchase 700,000 shares of the Company’s common stock and 200,000 RSUs under the Company’s Amended and Restated 2023 Incentive Compensation Plan. 20% of each award will vest upon grant, with the remaining 80% vesting in 12 equal installments on the last day of each calendar quarter, subject to Mr. Clem’s continued employment with the Company on each applicable vesting date. Mr. Clem’s employment agreement also contemplates that he may be granted additional performance-based equity awards upon the achievement of milestones to be determined by the Company’s board of directors.

Mr. Clem’s employment agreement also provides him with certain severance benefits. If, prior to the third anniversary of his employment commencement date, the Company terminates Mr. Clem’s employment other than for Cause (as defined in the employment agreement), or Mr. Clem terminates his employment for Good Reason (as defined in the employment agreement), the Company will (i) continue to pay his base salary for 180 days following termination, (ii) accelerate the vesting of his outstanding stock options and other equity awards such that the number of vested awards equals the number that would have vested had he remained employed through the 180-day severance period, and (iii) if he timely elects COBRA continuation coverage, pay or reimburse him for an amount equal to the Company’s share of the health insurance premiums based on his level of coverage immediately prior to termination. Receipt of the severance benefits is conditioned upon Mr. Clem’s execution, and non-revocation within 60 days following termination, of a separation and release of claims agreement and his continued compliance with his post-employment obligations, including those under his confidentiality and non-competition agreement.

In addition, each of Messrs. Knuettel and Clem entered into the Company’s standard form of confidentiality and non-competition agreement, pursuant to which each agreed to customary confidentiality and non-competition covenants. Each employment agreement provides that these covenants survive termination and that the Company is entitled to relief for breach. Each executive will also be subject to Company’s clawback policy.

There are no arrangements or understandings between either Mr. Knuettel or Mr. Clem and any other person pursuant to which either was selected as an officer of the Company. There are no family relationships between either Mr. Knuettel or Mr. Clem and any director or executive officer of the Company that would require disclosure under Item 401(d) of Regulation S-K, and neither Mr. Knuettel nor Mr. Clem has a direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing descriptions of the employment agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the applicable employment agreement, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

On October 1, 2026, the Company issued a press release announcing the appointments of Mr. Knuettel and Mr. Clem, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 8.01, including Exhibit 99.1, of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1+	Employment Agreement, dated as of September 29, 2026, between OS Therapies Incorporated and Francis Knuettel II.
10.2+	Employment Agreement, dated as of September 29, 2026, between OS Therapies Incorporated and Kerry Clem.
99.1	Press Release issued by OS Therapies Incorporated on October 1, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Indicates a management contract or any compensatory plan, contract or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OS THERAPIES INCORPORATED

Dated: October 5, 2026	By:	/s/ Paul A. Romness, MPH
		Name:	Paul A. Romness, MPH
		Title:	President and Chief Executive Officer